February 14, 2007

    Filer Support
    Securities and Exchange Commission
    6432 General Green Way
    Alexandria, VA  22312

                                       Re: Schedule 13G
                                           DEXCOM INC
                                           As of: December 31, 2006


    Ladies and Gentlemen:

    In accordance with Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), attached is an initial Schedule 13G for the above named company showing beneficial ownership of five percent or more, but less than ten percent, as of December 31, 2006

    This Schedule 13G is being filed jointly, pursuant to Rule 13d-1(f)(1) of the Exchange Act, on behalf of AXA Financial, Inc.; three French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle (collectively, the "Mutuelles AXA"), as a group; AXA; and their subsidiaries.

    If you have any questions about this filing, please contact Dean Dubovy at (212) 314-5528.

                                       Very truly yours,

                                       /s/ Alvin H. Fenichel

                                       Alvin H. Fenichel
                                       Senior Vice President and Controller
                                       AXA Financial Inc.
                                       1290 Avenue of the Americas
                                       New York, New York 10104

        DEXCOM INC
    cc: 5555 Oberlin Drive
        San Diego, CA 92121